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Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 KITE REALTY GROUP TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

        On February 9, 2014, Kite Realty Group Trust, or Kite Realty, KRG Magellan, LLC, or Merger Sub, and Inland Diversified Real Estate Trust, Inc., or Inland Diversified, entered into a definitive agreement and plan of merger, which is referred to as the merger agreement, pursuant to which Kite Realty and Inland Diversified will combine through a merger of Inland Diversified with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Kite Realty, which we refer to as the merger.

        Under the terms of the merger agreement, each outstanding share of common stock of Inland Diversified immediately prior to the effective time of the merger will be cancelled and automatically converted into the right to receive between 1.707 and 1.650 Kite Realty common shares, based on the exchange ratio in the merger agreement. The exact exchange ratio is based on the volume-weighted average trading price of Kite Realty common shares for the 10 consecutive trading days ending on the third trading day immediately preceding Inland Diversified's stockholder meeting with respect to the approval of the merger and the other transactions contemplated by the merger agreement, which we refer to as the average trading price, but cannot be higher than 1.707 or lower than 1.650.

        We anticipate that, following the merger, continuing Kite Realty stockholders will hold between 40.6% and 41.4% of the diluted common equity of the combined company, which we refer to as the Combined Company, and former Inland Diversified stockholders will hold between 58.6% and 59.4% of the diluted common equity of the Combined Company. The merger is subject to customary closing conditions, including receipt of the approval of both the Kite Realty shareholders and the Inland Diversified stockholders, among other things. The merger is currently anticipated to close late in the second quarter or in the third quarter of 2014.

        The following unaudited pro forma condensed consolidated financial statements are based on Kite Realty's historical consolidated financial statements previously filed in Kite Realty's annual report on Form 10-K, and Inland Diversified's historical consolidated financial statements, incorporated by reference in this Current Report on Form 8-K, and have been adjusted in the statements below to give effect to the merger. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 gives effect to the merger as if it had occurred on January 1, 2013, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 gives effect to the merger as if it had occurred on December 31, 2013. The historical consolidated financial statements of Inland Diversified have been adjusted to reflect certain reclassifications in order to conform to Kite Realty's financial statement presentation.

        The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting, with Kite Realty considered the acquirer of Inland Diversified. See "The Merger—Accounting Treatment." Under the acquisition method of accounting, the purchase price is allocated to the underlying Inland Diversified tangible assets, intangibles acquired and liabilities assumed based on their respective fair values, with the excess purchase price, if any, allocated to goodwill.

        The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain limited information that is currently available. The total consideration for the merger and the assignment of fair values to Inland Diversified's assets acquired and liabilities assumed has not been finalized, is subject to change, and could vary materially from the actual amounts at the time the merger is completed. A final determination of the fair value of Inland Diversified's assets and liabilities, including intangibles, will be based on the actual tangible assets, intangibles and liabilities of Inland Diversified that exist as of the closing date of the merger and, therefore, cannot be made prior to the completion of the merger. In addition, the value of the consideration to be paid by Kite Realty upon the consummation of the merger will be determined based on the closing price for Kite Realty common shares on the closing date of the merger, which we refer to as the "closing price." As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial statements presented below. Kite Realty estimated the fair value of Inland Diversified's assets and liabilities based on discussions with Inland Diversified's management, preliminary valuation studies, due diligence and information presented in Inland Diversified's public filings. Until the merger is completed, both companies are limited in their ability to share certain information. Upon completion of the merger, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma condensed consolidated balance sheet and/or pro forma condensed consolidated statement of operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

        The aggregate purchase price for financial statement purposes will be based on the closing price, which could differ materially from the assumed value disclosed in the notes to the unaudited pro forma condensed consolidated financial statements. If the actual closing price per Kite Realty common share is higher than the assumed amount, it is expected that the final purchase price will be higher. Conversely, if the actual closing price is lower than the assumed amount, it is expected that the final purchase price will be lower. A hypothetical 10% increase in Kite Realty's closing price on the closing date of the merger would have an approximate $79 million impact on the purchase price.

        Assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the Combined Company following the merger. This information is presented for illustrative purposes only and is not indicative of the combined operating results or financial position that would have occurred if such transactions had occurred on the dates and in accordance with the assumptions described below, nor is it indicative of future operating results or financial position.

        The unaudited pro forma condensed consolidated financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect opportunities to earn additional revenue, or other factors that may result as a consequence of the merger and do not attempt to predict or suggest future results. For example, the projected operating synergies are expected to result in between $17 million and $19 million in combined annual cost savings, but these savings have not been reflected in the pro forma condensed consolidated statement of operations. The unaudited pro forma condensed consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the merger as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the merger. However, such costs could affect the Combined Company following the merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated financial statements do not reflect the effect of any regulatory actions that may impact the results of the Combined Company following the merger.

        The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

  •
  the historical audited consolidated financial statements of Kite Realty as of and for the year ended December 31, 2013, included in Kite Realty's previously filed Form 10-K;

  •
  the historical audited consolidated financial statements of Inland Diversified as of and for the year ended December 31, 2013, included in Inland Diversified's Form 10-K, which are included in Exhibit 99.1 to this Current Report on Form 8-K; and

  •
  other information relating to Kite Realty and Inland Diversified contained in or incorporated by reference into this document or contained in other reports Kite Realty files or has filed with the Securities and Exchange Commission.

KITE REALTY GROUP TRUST

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

(Unaudited)

	Kite Realty Historical	Inland Diversified Historical (A)	Inland Pro Forma Adjustments (B)	Pro Forma Adjustments		Kite Realty Pro Forma
Assets
Investment properties	$1,877,058	$1,667,505	$—	$377,603	(C)	$3,922,166
Accumulated depreciation	(232,580)	(94,544)	—	94,544	(D)	(232,580)

	1,644,478	1,572,961	—	472,147		3,689,586
Cash and cash equivalents	18,134	32,233	200,794	(248,794)	(E)(F)	2,367
Tenant receivables	24,767	17,023	—	(8,886)	(G)	32,904
Other receivables	4,567	3,478	—	—		8,045
Escrow deposits	11,046	5,616	20,973	(20,973)	(E)	16,662
Investments in marketable securities	—	34,070	—	—		34,070
Deferred costs, net	56,388	201,436	—	(82,156)	(H)	175,668
Prepaid and other assets	4,547	5,301	—	—		9,848
Assets held for sale, net	—	455,480	(455,480)	—		—

Total assets	$1,763,927	$2,327,598	$(233,713)	$111,338		$3,969,150

Liabilities and Equity
Mortgage and other indebtedness	$857,144	$1,005,593	$—	$(208,482)	(E)	$1,654,255
Accounts payable and accrued expenses	61,437	20,655	—	—		82,092
Deferred investment property acquisition obligations	—	29,203	—	3,703	(I)	32,906
Deferred revenue and other liabilities	44,313	52,298	—	47,649	(J)	144,260
Liabilities held for sale, net	—	256,029	(256,029)	—		—

Total liabilities	962,894	1,363,778	(256,029)	(157,130)		1,913,513
Commitments and contingencies
Redeemable noncontrolling interests	43,928	67,950	—	—		111,878
Equity
Shareholders' equity:
Preferred shares	102,500	—	—	—		102,500
Common shares	1,308	118	—	1,893	(K)	3,319
Additional paid-in capital	821,526	1,053,472	—	179,171	(K)	2,054,169
Accumulated other comprehensive income	1,353	2,703	—	(2,703)	(K)	1,353
Accumulated deficit	(173,130)	(160,423)	22,316	90,107	(K)(F)	(221,130)

Total shareholders' equity	753,557	895,870	22,316	268,468		1,940,211
Noncontrolling interests	3,548	—	—	—		3,548

Total equity	757,105	895,870	22,316	268,468		1,943,759

Total liabilities and equity	$1,763,927	$2,327,598	$(233,713)	$111,338		$3,969,150

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

KITE REALTY GROUP TRUST

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(in thousands, except per share data)

	Kite Realty Historical	Kite Realty Pro Forma Adjustments (L)	Kite Realty Pro Forma	Inland Diversified Historical	Pro Forma Adjustments			Combined Company Pro Forma
Revenue
Minimum rent	$93,637	$23,842	$117,479	$140,763		$3,324	(M)	$261,566
Tenant reimbursements	24,422	5,662	30,084	35,565		—		65,649
Other property related revenue	11,429	—	11,429	9,480		—		20,909

Total Revenue	129,488	29,504	158,992	185,808		3,324		348,124
Expenses:
Property operating	21,729	3,993	25,722	33,977		—		59,699
Real estate taxes	15,263	3,265	18,528	20,564		—		39,092
Business management-fee related party	—	—	—	14,666		(14,666)	(N)	—
General, administrative and other	8,211	—	8,211	9,223		—	(O)	17,434
Acquisition costs	2,214	(2,214)	—	619		—	(P)	619
Depreciation and amortization	54,479	21,000	75,479	73,608		25,241	(Q)	174,328

Total expenses	101,896	26,044	127,940	152,657		10,575		291,172
Operating income	27,592	3,460	31,052	33,151		(7,251)		56,952
Interest expense	(27,994)	(1,851)	(29,845)	(42,669)		15,271	(R)	(57,243)
Income tax expense of taxable REIT subsidiary	(263)	—	(263)	—		—		(263)
Interest, dividend and other income	—	—	—	3,135		—		3,135
Realized gain on sale of marketable securities	—	—	—	641		—		641
Other (expense) income, net	(62)	—	(62)	260		—		198

(Loss) income from continuing operations	(727)	1,609	882	(5,482)		8,020		3,420
Net loss (income) attributable to noncontrolling interests	686	(437)	249	(2,440)		(221)		(2,412)	(S)

Net loss from continuing operations attributable to Kite Realty Group Trust	(41)	1,172	1,131	(7,922)		7,799		1,008
Dividends on preferred shares	(8,456)	—	(8,456)	—		—		(8,456)

Net loss from continuing operations attributable to common shareholders	$(8,497)	$1,172	$(7,325)	$(7,922)		$7,799		$(7,448)

(Loss) income from continuing operations attributable to common shareholders per common share—basic and diluted	$(0.09)	$0.03	$(0.06)	$(0.07)	$	N/A		$(0.02)

Weighted average common shares outstanding—basic and diluted	94,142	36,684	130,826	116,668		N/A		331,900	(T)

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:

Overview

        For purposes of the unaudited pro forma condensed consolidated financial statements (the "pro forma financial statements"), we have assumed a total preliminary purchase price for the merger of approximately $2.1 billion, which consists of Kite Realty common shares and the assumption of certain debt expected to be outstanding at the acquisition date. Under the terms of the merger agreement, the exact exchange ratio is based on the volume-weighted average trading price of Kite Realty common shares for the 10 consecutive trading days ending on the third trading day immediately preceding Inland Diversified's stockholder meeting relating to the merger, but cannot be higher than 1.707 or lower than 1.650. Each issued and outstanding share of Inland Diversified common stock will receive between 1.707 and 1.650 Kite Realty common shares, resulting in a maximum aggregate number of Kite Realty common shares of approximately 332.6 million shares issued and outstanding after the merger. The pro forma condensed consolidated financial statements have been prepared assuming the merger is accounted for using the acquisition method of accounting under U.S. GAAP (which we refer to as "acquisition accounting") with Kite Realty as the acquiring entity. Accordingly, under acquisition accounting, the total estimated purchase price is allocated to the acquired net tangible assets, identifiable intangibles and liabilities assumed of Inland Diversified based on their respective fair values, as further described below.

        To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Inland Diversified's financial statement presentation to that of Kite Realty, as described in Note 2. However, the unaudited pro forma condensed consolidated financial statements may not reflect all adjustments necessary to conform the accounting policies of Inland Diversified to those of Kite Realty due to limitations on the availability of information as of the date of this Current Report on Form 8-K.

        The pro forma adjustments represent Kite Realty's management's estimates based on information available as of the date of this Current Report on Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial condensed consolidated statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma condensed consolidated financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the merger that are not expected to have a continuing impact.

        The pro forma condensed consolidated statement of operations for the year ended December 31, 2013 combines the historical consolidated statements of operations of Kite Realty (after giving effect to Kite Realty's 2013 property acquisitions and related equity issuances) and Inland Diversified, giving effect to the merger as if it had been consummated on January 1, 2013, the beginning of the earliest period presented. The pro forma condensed consolidated balance sheet combines the historical consolidated balance sheet of Kite Realty and the historical consolidated balance sheet of Inland Diversified (after giving effect to the sale of the single tenant, net-lease portfolio which is accounted for as held for sale) as of December 31, 2013, giving effect to the merger as if it had been consummated on December 31, 2013.

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: (Continued)

        Completion of the merger is subject to, among other things, approval by the shareholders of both companies. As of the date of this Current Report on Form 8-K, the merger is expected to be completed late in the second quarter or in the third quarter of 2014.

Preliminary Estimated Purchase Price

        The total preliminary estimated purchase price of approximately $2.1 billion was determined based on the number of shares of Inland Diversified common stock outstanding as of April 24, 2014, an assumed exchange ratio of 1.707, the closing price of Kite Realty's common shares as of April 24, 2014 ($6.14 per share) and the assumption of certain debt expected to be outstanding at the acquisition date. For purposes of the pro forma condensed consolidated financial statements, such common stock is assumed to be exchanged as of the closing date of the merger. Further, no effect has been given to any other new shares of Inland Diversified common stock that may be issued or granted subsequent to April 24, 2014 and before the closing date of the merger. In all cases in which Kite Realty's closing share price is a determining factor in arriving at final consideration for the merger, the share price assumed for the total preliminary purchase price is the closing price of Kite Realty's common shares as of April 24, 2014 ($6.14 per share).

        The actual purchase price will be computed using the closing price of Kite Realty common shares on the closing date of the merger; therefore, the actual purchase price will fluctuate with the market price of Kite Realty common shares until the closing date of the merger. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements. For more information regarding the consideration exchanged in the merger, see "The Merger Agreement—Merger Consideration; Effects of the Merger."

        The following table presents the changes to the value of stock consideration and the total preliminary purchase price based on a 10% increase and decrease in the per share price of Kite Realty common shares (in thousands, except per share data):

	Average Trading Price of Kite Realty Common Shares	Consideration Given (Kite Realty Shares to be Issued)	Calculated Value of Consideration
Closing price as of April 24, 2014	$6.14	201,100	$1,234,754
Decrease of 10%	$5.53	201,100	$1,112,083
Increase of 10%	$6.76	194,387	$1,314,056

        The total preliminary estimated purchase price described above has been allocated to Inland Diversified's tangible assets, intangibles acquired and liabilities assumed for purposes of these pro forma condensed consolidated financial statements, based on their estimated relative fair values assuming the merger was completed on the pro forma condensed consolidated balance sheet date presented. The final allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing pro forma condensed consolidated financial statements. The final purchase price allocation will be

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1: (Continued)

determined after the merger is consummated and after completion of a thorough analysis to determine the fair value of Inland Diversified's tangible assets and liabilities, including fixed assets and identifiable intangible assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming Inland Diversified's accounting policies to those of Kite Realty, could differ materially from the pro forma adjustments presented herein. The total preliminary purchase price was allocated as follows, based on Inland Diversified's historical consolidated Balance Sheet as of December 31, 2013 (in thousands):

Asset/Liability	Book Value	Fair Value Adjustment	Total Value
Investment properties, net	$1,572,961	$472,147	$2,045,108
Deferred costs, net	201,436	(82,156)	119,280
Investments in marketable securities	34,070	—	34,070
Cash and cash equivalents	32,333	—	32,333
Other assets	31,418	(8,886)	22,532
Notes payable	(1,005,593)	(13,285)	(1,018,878)
Deferred investment property acquisition obligations	(29,203)	(3,703)	(32,906)
Deferred revenue and other liabilities, including interest rate swaps	(52,298)	(47,649)	(99,947)
Accounts payable, accrued expenses, and other liabilities	(20,655)	—	(20,655)
Redeemable noncontrolling interests	(67,950)	—	(67,950)
Expected net proceeds from sale of single-tenant assets			221,767
Total Preliminary Purchase Price			$1,234,754

Note 2:

(A)
The Inland Diversified historical amounts include the reclassifications of certain balances in order to conform to Kite Realty's presentation as noted below:

        Balance Sheet

  •
  Inland Diversified's balance for investment in unconsolidated entities, previously disclosed as a separate line item, was reclassified into prepaids and other assets.

  •
  Inland Diversified's balance for acquired lease intangibles, net, previously disclosed as a separate line item, was reclassified into deferred costs, net.

  •
  Inland Diversified's balance for distributions payable, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

  •
  Inland Diversified's balance for accrued real estate taxes payable, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

  •
  Inland Diversified's balance for acquired below market lease intangibles, net, previously disclosed as a separate line item, was reclassified into deferred revenue and other liabilities.

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: (Continued)

  •
  Inland Diversified's balance due to related parties, previously disclosed as a separate line item, was reclassified into accounts payable and accrued expenses.

        Statement of Operations

  •
  Inland Diversified's equity in income from unconsolidated entities, previously disclosed as a separate line item, was reclassified into other (expense) income, net.

Balance Sheet Adjustments

(B)
Inland Diversified's portfolio of single tenant, net-lease properties is presented as held for sale as of December 31, 2013 and the sale is a condition to closing. This pro forma adjustment assumes the sale of those assets with the proceeds from the sale of those assets being used to repay the associated mortgages and the remaining proceeds held in cash and escrow deposits.

(C)
The real estate assets of Inland Diversified have been adjusted to their estimated fair values as of December 31, 2013. A third party service provider was used to estimate the fair value generally by applying a capitalization rate to estimated net operating income, using recent third party appraisals, or other available market data. The preliminarily estimated purchase price allocation was performed using the closing price of Kite Realty common shares as of April 24, 2014.

(D)
Inland Diversified's historical accumulated depreciation is eliminated since the assets were presented at estimated fair value.

(E)
The debt balances of Inland Diversified have been adjusted by $13.3 million to reflect the estimated fair value at December 31, 2013. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available for debt with similar terms and maturities.

This pro forma adjustment also assumes the use of cash from the net proceeds of the sale of the single tenant, net-lease portfolio to pay down debt of $221.8 million. This amount is comprised of $200.8 million included in cash and cash equivalents and $21.0 million included in escrow deposits.

(F)
Estimated transaction costs anticipated to be paid by Kite Realty of $25 million and Inland Diversified of $23 million prior to or concurrent with the closing of the merger, consisting primarily of fees for investment bankers, due diligence costs, legal, accounting, tax, expenses related to the Business Manager transition and termination costs, and certain fees to be paid to third parties based on actual expenses incurred to date and Kite Realty's best estimate of its remaining fees.

(G)
Inland Diversified's historical straight-line rent receivable of $8.9 million is eliminated.

(H)
Inland Diversified's historical deferred costs, net of $201.4 million, net, are eliminated.

The adjustment also includes an estimate for the acquired value of in-place leases of $98.6 million and $20.7 million for leases that have above market rents. The estimated fair value of in-place leases was calculated based upon the best estimate of the costs to obtain tenants, primarily leasing commissions, in each applicable market. An asset or liability is recognized for acquired leases with favorable or unfavorable rents based on best estimates of current rents in each market.

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: (Continued)

(I)
Adjustment represents the estimated fair value of deferred investment property acquisition obligations related to earnout components of certain Inland Diversified properties.

(J)
Inland Diversified's historical acquired below market lease intangibles, net of $45.7 million, are eliminated.

The adjustment also includes an estimate for the fair value upon the merger of the acquired below market lease intangibles of $93.4 million. The estimated fair value for acquired leases with unfavorable rents is based on Kite Realty's best estimates of current rents in each market.

(K)
Adjustment represents the elimination of all historical Inland Diversified balances and the issuance of Kite Realty common shares in the merger using a value of $6.14 based on the closing price as of April 24, 2014.

Statement of Operations Adjustments—December 31, 2013

(L)
Reflects a full year impact of Kite Realty's 2013 property acquisitions as if they had all occurred on January 1, 2013. This also assumes the Kite Realty common shares issued in April, May and November of 2013 were issued on January 1, 2013. The net proceeds from the issuance of these Kite Realty common shares were utilized to fund Kite Realty's 2013 property acquisitions. You can find more information regarding Kite Realty's 2013 property acquisitions and related equity issuances in Kite Realty's previously filed annual report on Form 10-K for the year ended December 31, 2013.

(M)
Rental revenue is adjusted to remove the historical amortization of the above/below market lease intangible assets, net of $2.4 million and to recognize $0.9 million of the amortization of above/below market lease intangible liability, net. This amortization adjustment is computed on a straight-line basis over the estimated life of the acquired leases.

(N)
Reflects the elimination after the merger of all related party management contracts with Inland Diversified Business Manager & Advisor, Inc. and its affiliates. The Combined Company will be a self-administered and self-managed REIT and therefore will be terminating these agreements upon completion of the merger.

(O)
Kite Realty expects the merger to create $17 million to $19 million in annual general, administrative and Business Manager cost efficiencies, but there can be no assurance that such costs will be achieved. These costs have not been included and no estimate has been included for projected cost savings.

(P)
See Note (H) for a discussion of acquisition costs. These costs were not reflected in the pro forma income statement.

(Q)
Depreciation and amortization is adjusted to remove $73.6 million of historical depreciation and amortization expense and to recognize $98.8 million of depreciation and amortization due to the fair value adjustment of the real estate assets and intangible assets recognized at estimated fair value. This depreciation and amortization adjustment is computed on a straight-line basis over the estimated useful lives of the related assets, which are approximately 25 years for buildings, 5 to 7.5 years for land improvements and tenant improvements, 5 years for furniture, fixtures, and

KITE REALTY GROUP TRUST, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: (Continued)

  equipment, and 6 years for lease intangibles, which approximates the remaining life for the acquired leases.

(R)
Interest expense is reduced by $5.1 million as the result of the amortization of the fair market value of debt adjustment as discussed in (G) above over the remaining term of the debt.

Interest expense is also adjusted to remove $1.3 million of historical amortization of deferred financing costs.

Interest expense is reduced by $8.9 million as the result of the $221.8 million pay down of debt from the net proceeds of the single tenant, net-lease portfolio sale, as discussed in note (G) above. Interest expense was reduced based upon an estimated interest rate of 4.02%.

(S)
The adjustment to noncontrolling interest was made to reflect the limited partnership unitholders' pro forma combined ownership percentage of 1.96% in the consolidated results of the combined company.

(T)
The adjustment to the weighted average shares outstanding assumes Kite Realty issues 201,100,000 Kite Realty common shares in exchange for Inland Diversified shares. The calculation of basic and diluted loss per common share was as follows:

	Year Ended December 31, 2013 (in thousands, except per share data)
	Kite Realty Historical	Inland Diversified Historical	Kite Realty Pro Forma
Adjusted loss from continuing operations attributable to common shareholders, basic and diluted	$(8,497)	$(7,922)	$(7,448)
Weighted average common shares outstanding, basic and diluted	94,142	116,668 *	331,900
Net loss attributable to common shareholders per common share, basic and diluted	$(0.09)	$(0.07)	$(0.02)

Note:    The pro forma weighted average common shares assumes that the shares issued as part of the merger were converted to Kite Realty common shares using an exchange ratio of 1.707 Kite Realty common shares for each share of Inland Diversified common stock.

*
Inland Diversified did not report any dilutive shares in its historical financial statements because there was a reported loss attributable to common shareholders. Also, no adjustment was made to loss attributable to common shareholders for potentially dilutive noncontrolling interest because the pro forma statement of operations reflects a loss from continuing operations.

QuickLinks

  Exhibit 99.2
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
KITE REALTY GROUP TRUST UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Introduction
KITE REALTY GROUP TRUST PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2013 (Unaudited)
KITE REALTY GROUP TRUST PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 (Unaudited) (in thousands, except per share data)
KITE REALTY GROUP TRUST, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS